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                                                                    EXHIBIT 16.1

PRICEWATERHOUSECOOPERS                             PRICEWATERHOUSECOOPERS LLP
                                                   One North Wacker
                                                   Chicago IL 60606
                                                   Telephone (312) 298-2000
                                                   Facsimile (312) 298 2001

December 23, 2004

Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by Viskase Companies, Inc. (the "Company") included in the "Experts" heading (copy attached), which we understand will be filed with the Commission as part of the Company's Form S-1 Registration Statement dated December 23, 2004. We agree with the statements concerning our Firm in such Form S-1.

Very truly yours,

PricewaterhouseCoopers LLP